Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements:
     (1) Registration Statement (Form S-3) and the related Prospectus of Dynavax Technologies Corporation for the registration of 2,000,000 shares of its common stock of Dynavax Technologies Corporation, and
     (2) Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan of Dynavax Technologies Corporation, of our reports dated March 10, 2006, with respect to the consolidated financial statements of Dynavax Technologies Corporation, Dynavax Technologies Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Dynavax Technologies Corporation, included in the Annual Report (Form 10-K/A) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
San Francisco, California
August 1, 2006